News Release CONTACT: Kristen Pillitteri (412) 762-4550 media.relations@pnc.com President Michael P. Lyons to Depart PNC Will Assume President & CEO-Elect Role at Fiserv PITTSBURGH, Jan. 23, 2025 – The PNC Financial Services Group, Inc. (NYSE: PNC) announced today that President Michael P. Lyons is departing PNC to assume the President & CEO-Elect role at Fiserv. Lyons joined PNC in 2011 to serve as head of Corporate & Institutional Banking and was named president in 2024. "Mike has been with PNC for 13 years and has been instrumental in our growth and success," said PNC Chairman and CEO William S. Demchak. "He is leaving to go to a great client and partner, and we wish him well. We have built a tremendous leadership team together, and I am confident that we won’t miss a step in our journey to becoming one of the largest and most successful banks in the country." The PNC Financial Services Group, Inc. (NYSE: PNC) is one of the largest diversified financial services institutions in the United States, organized around its customers and communities for strong relationships and local delivery of retail and business banking including a full range of lending products; specialized services for corporations and government entities, including corporate banking, real estate finance and asset-based lending; wealth management and asset management. For information about PNC, visit www.pnc.com. # # # Exhibit 99.1